UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/28/2013

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 28, 2013, Stereotaxis, Inc. (the "Company" and a wholly owned subsidiary of the Company (the "Subsidiary") entered into a Sixth Loan Modification and Waiver Agreement (Domestic) with Silicon Valley Bank ("Bank") ("Modification Agreement") further amending the terms of that certain Second Amended and Restated Loan and Security Agreement (Domestic) dated November 30, 2011, as amended (the "Amended Loan Agreement"), to extend the maturity of the revolving line of credit under the Amended Loan Agreement from June 30, 2013 to July 31, 2013, and decrease the amount of available advances under the revolving credit line from $13 million to $6 million.   In addition, the Bank waived the testing of the tangible net worth and liquidity ratio financial covenants under the Amended Loan Agreement for the period ended June 30, 2013.
On June 28, 2013, the Company and the Subsidiary also entered into an Export-Import Bank Fifth Loan Modification Agreement with the Bank (the Ex-Im Modification Agreement") to extend the maturity date of the revolving line of credit under that certain Amended and Restated Export-Import Bank Loan and Security Agreement dated November 30, 2011, as amended, from June 30, 2013 to July 31, 2013.
On June 28, 2013, in conjunction with the Silicon Valley Bank extension described above, the Company entered into a further amendment to the Note and Warrant Purchase Agreement effective as of February 7, 2008, as amended (the "Eighth Amendment to Note and Warrant Purchase Agreement"), with Alafi Capital Company LLC and certain affiliates of Sanderling Venture Partners (collectively, the "Lenders") to further extend the Lenders' obligation to provide $3 million in either direct loans to the Company or loan guarantees to the Company's primary bank lender through July 31, 2013. The guarantees would terminate earlier if the Company consummates a third party, non-bank financing of $8 million prior to July 31, 2013. The Company granted to the Lenders warrants (the "Extension Warrants") to purchase an aggregate of 48,387 shares of Common Stock in exchange for their extension. The Extension Warrants are exercisable at $1.55 per share.
Sanderling is an affiliate of Fred A. Middleton, who is a member of the Company's Board of Directors.
The forgoing descriptions of the Modification Agreement, the Ex-Im Modification Agreement and the Eighth Amendment to Note and Warrant Purchase Agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.
In connection with the issuance of the Extension Warrants, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated pursuant thereto. The offering of the Extension Warrants was conducted without general solicitation or advertising. The Extension Warrants include a restrictive legend permitting the transfer of the Extension Warrants only in compliance with applicable securities laws. The Lenders each represented their respective intention to acquire the Extension Warrants for investment purposes and not with a view to or for distribution and that each Lender is an "accredited investor" under Rule 501(e) under Regulation D under the Securities Act of 1933. The Lenders had adequate access to information about the Company through information provided to them.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable
(b)        Not applicable
(c)        Not applicable
(d)        Exhibits:

10.1        Sixth Loan Modification and Waiver Agreement (Domestic), dated June 28, 2013, between Silicon Valley Bank, the Company and Stereotaxis International, Inc.

10.2        Export-Import Bank Fifth Loan Modification Agreement, dated June 28, 2013, between Silicon Valley Bank, the Company and Stereotaxis International, Inc.

10.3        Eighth Amendment to Note and Warrant Purchase Agreement, dated June 28, 2013, among affiliated entities of Sanderling Venture Partners, Alafi Capital Company and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: July 01, 2013	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Sixth Loan Modification and Waiver Agreement (Domestic) dated June 28, 2013, between Silicon Valley Bank, the Company and Stereotaxis International, Inc.
EX-10.2	Export-Import Bank Fifth Loan Modification Agreement, dated June 28, 2013 between Silicon Valley Bank, the Company and Stereotaxis International, Inc.
EX-10.3	Eighth Amendment to Note and Warrant Purchase Agreement, dated June 28, 2013, among affiliated entities of Sanderling Venture Partners, Alafi Capital Company and the Company